Exhibit 99.1

TALOS ENERGY PROVIDES ADDITIONAL UPDATE ON ZAMA APPRAISAL PROGRAM

Houston, Texas, April 15, 2019 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today provided an additional update on the Zama appraisal program in Block 7, located in the offshore portion of Mexico’s prolific Sureste Basin. Talos is the operator of Block 7 in a consortium (the “Consortium”) with its partners Sierra Oil & Gas, a company of DEA Deutsche Erdoel AG, and Premier Oil Plc.

The Zama-2 ST1 appraisal well is the second of three appraisal penetrations drilled by the Consortium to better define the resource potential of the Zama discovery. Building upon the success of the first appraisal penetration (Zama-2), the goals of the Zama-2 ST1 well were to test the northern limits of the reservoir, acquire a whole core to collect detailed rock properties, and perform a well test in several perforated intervals. The Zama-2 ST1 well was drilled 589 feet (180 meters) updip of the Zama-2 well and approximately 1.4 miles (2.1 kilometers) north of Zama-1 exploration well, and generated the following results:

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The well logged 873 feet (266 meters) of gross true vertical depth (“TVD”) pay, within expectations for the northern extension of the Zama discovery and confirming a consistent net-to-gross ratio range of 68%-73% through multiple penetrations. Talos also captured an unprecedented 714 feet of whole core with 98% recovery, the longest whole core acquired in a single well in the history of offshore Mexico.

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The well was cased and perforated totaling 248 gross feet of perforated section with varying rock properties. Hydrocarbon flow was established without stimulation in two separate flow tests and achieved a combined rate of 7,900 barrels of oil equivalent per day (“Boe/d”), of which 94% was oil with API gravity ranging from 26-30 degrees, and 6% was gas. The flow rate was restricted with limited pressure drawdown and each zone was shut-in for an extended period to establish a significant radius of investigation for each test, and neither gave any indication of depletion or significant barriers within the reservoir.

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The operation to sidetrack from the Zama-2 location, drill, core and reach total depth (“TD”) of 11,643 feet (3,549 meters) of measured depth (“MD”) was completed approximately 9 days ahead of schedule and 16% below budget. The well test operation was completed approximately 5 days ahead of schedule and more than 30% below budget. Operations were safely coordinated and executed with the assistance of several local contractors, including the Mexican-flagged floating storage and production vessel utilized in the flow test.

Talos President and Chief Executive Officer Timothy S. Duncan commented, “The Zama-2 ST1 operation was another success for the Consortium. With each stage of the appraisal program, our experience and understanding has continued to strengthen in the region, and this is evident in our operational performance. The coring operation allowed us to gather important rock samples, which indicate excellent rock properties with similarities to world-class reservoirs in the United States Gulf of Mexico. The production rate of 7,900 Boe/d from two zones in a very simple rate-restricted test over only a portion of the total pay column confirmed our expectations that the Zama wells will provide exceptional productivity. The tests also confirmed our geologic model of well-connected reservoirs, which should allow for a high ultimate oil recovery. Given the water depth of approximately 550 feet (168 meters), we believe that a combination of fixed platforms, dry trees and short-cycle development wells will maximize both capital efficiency and optionality with regard to how many total wells and completions per well will be necessary to maximize recovery. Also, given the deliverability of the perforated intervals demonstrated in the flow test, we believe a peak production rate between 150,000 – 175,000 Boe/d is achievable.”

In the next stage of the appraisal program, the Zama-3 appraisal well will be drilled to the south of the original Zama-1 exploration well and will assist in delineating the reservoir continuity and quality in the southern part of the field. The Zama-3 appraisal operation includes collecting an additional core to better understand the reservoir geology.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Duncan added, “We will now move to the southern end of the discovery with the Zama-3 appraisal well to continue to collect data before concluding appraisal operations. Concurrently, we are working with Petróleos Mexicanos (“Pemex”) on unitization prior to submitting a development plan to the regulator. Our goal is to reach final investment decision (“FID”) and first production as soon as possible. With the continued focus of the Talos operating team, our partners, and local workforce, Zama will be an impactful asset for the Company and the Mexican economy, and we are proud to play a key role in its development.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash-flows and long-term value through our operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the US Gulf’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects, geologic risk, drilling and other operating risks, well control risk, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, potential adverse reactions or competitive responses to the business combination between Talos Energy LLC and Stone Energy Corporation, the possibility that the anticipated benefits of such business combination are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 13, 2019.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Estimates of future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation and marketing of oil and gas are subject to disruption due to transportation and processing availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified hereby, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002